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                                 UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                   FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



    Date of Report (Date of earliest reported) August 2, 2002


                      Nutritional Sourcing Corporation
            (Exact name of registrant as specified in its charter)

              Delaware               33-63372                65-0415593
   ----------------------------- ------------------- -------------------------
    (State or other jurisdiction    (Commission             (I.R.S. Employer
     of incorporation)               File Number)          identification No.)


  1300 N.W. 22nd Street
  Pompano Beach, Florida                       33069
------------------------------------      -----------------------------
(Address of principal executive offices)   (Zip code)

Registrant's telephone number, including area code
(954) 977-2500
---------------

Registrant's former name
------------------------
Pueblo Xtra International, Inc.


ITEMS OF INFORMATION

 Item 5.  Name change and non-payment of interest

 Effective July 22, 2002 the registrant changed its name to Nutritional Sourcing Corporation.

 On August 1, 2002 the Board of Directors determined that it would not pay the interest due on August 2, 2002 on the Company's 9.50% Senior Notes and its 9.50% Senior Notes Series C, both due August 1, 2003. This action is due to actions taken by the Company's subsidiaries which are described in the attached press release, which release is incorporated herein by reference thereto.













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 SIGNATURE

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nutritional Sourcing Corporation

Dated:  August 2, 2002       /s/ Daniel J. O'Leary
                                -----------------------------
                                Daniel J. O'Leary,
                                Executive Vice President
                                and Chief Financial Officer


















































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                                                                    Exhibit 1

 Contacts:
 In Puerto Rico: Melissa Lammers
 787 752 0440
 In the U.S.: Joel Weiden/Doug Morris
 212-515-1970/1964

 PUEBLO INTERNATIONAL, LLC
 Solidifies cash position

 SAN JUAN, PUERTO RICO - August 2, 2002 -. Pueblo International, LLC and related companies today announced they will not pay $8.4 million of interest due their parent corporation, Nutritional Sourcing Corporation (hereinafter "NSC") formerly Pueblo Xtra International, Inc. Pueblo's lender banks have consented to this action.

 Pueblo International, LLC, Xtra Super Food Centers, Inc., and Pueblo Entertainment, Inc. (collectively, "Pueblo"), are the companies which operate the Pueblo supermarkets and video stores in Puerto Rico and the U.S. Virgin Islands and maintain its vendor relationships. Those operations and vendor relationships will not be affected by today's action.

 Pueblo is informing its vendors that this event will not adversely affect Pueblo's operations or Pueblo's relationships with them or customers in any way and that its liquidity position remains strong. In addition to normal cash from operations, as of July 31, Pueblo had insurance settlement proceeds of $10.5 million.

 William T. Keon, III, President and CEO of Pueblo said, "We have made steady progress in stabilizing and restoring the strength to Pueblo's businesses since experiencing the devastating damage Hurricane Georges inflicted on our stores and distribution center. We have repaired and refurbished our stores and they are showing robust improvement. The repairs and improvements to the distribution center have also been completed. In addition, the introduction of the PuebloCard has been extremely successful."

 NSC, Pueblo's parent corporation, has a total of $177.3 million in notes outstanding which are due a year from now in August of 2003. The notes bear a 9.5% interest rate and the interest is payable semiannually. The action taken today by Pueblo means NSC is unlikely to be in a position to pay the $8.4 million semi-annual interest payment on its notes which is due today. The consent of Pueblo's lenders demonstrates their willingness to work with Pueblo and it enables NSC to move on to the next step of commencing discussions with its noteholders.

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